Exhibit 3.63

[illegible fax header]

LLC-1011
(05/02)

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1. The name of the limited liability company is
   Clinch Valley Pulmonology, LLC
   (The name must contain the words "limited company" or "limited liability company" or the abbreviations "L.C.", "LC", "L.L.C." or "LLC")

2. A. The name of the limited liability company's initial registered agent is
   Commonwealth Legal Services Corporation

   B. The registered agent is (**mark appropriate box**):

   (1) an INDIVIDUAL who is a resident of Virginia and
   - [ ] a member or manager of the limited liability company
   - [ ] an officer or director of a corporation that is a member or manager of the limited liability company.
   - [ ] a general partner of a general or limited partnership that is a member or manager of the limited liability company.
   - [ ] a trustee of a trust that is a member or manager of the limited liability company
   - [ ] a member of the Virginia State Bar.

   OR

   (2) [x] a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia

3. The limited liability company's initial registered office address, which is identical to the business office of the initial registered agent, is:

   4701 Cox Road, Suite 301
   (number/street)

   Glen Allen, VA 23060-6802
   (city or town) (zip)

   which is located in the [ ] city or [x] county of Henrico

4. The limited liability company's principal office is located at:

   One Park Plaza
   (number/street)

   Nashville TN 37203
   (city or town) (state) (zip)

5. Signature:

   [signature]
   (organizer)

   November 24, 2003
   (date)

   Dora A. Blackwood
   (printed name)

   (615) 344-2162
   (telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE

VA040 - 10/02 - C T System Online

COMMONWEALTH OF VIRGINA
STATE CORPORATION COMMISSION
November 25, 2003
The State Corporation Commission has found the accompanying articles submitted on behalf of Clinch Valley Pulmonology, LLC to comply with the requirements of law, and confirms payment of all required fees Therefore, it is ORDERED that this
CERTIFICATE OF ORGANIZATION
be issued and admitted to record with the articles of organzation in the Office of the Clerk of the Commission November 25, 2003.

STATE CORPORATION COMMISSION
By
Commissioner

DLLCACPT
CIS0375

Commonwealth of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of the articles of organization filed in this office by Clinch Valley Pulmonology, LLC.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date:
March 15, 2011

Joel H. Peck

Joel H. Peck, Clerk of the Commission

CISCDB